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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion of our report dated December 4, 1998, except with respect to the matters discussed in
Note 6 as to which the date is February 8, 1999 included in Registration Statement File No. 0-14365 in this Form 10-K. It should be noted that we have not audited any financial statements of the company subsequent to October 25, 1998 or performed any audit procedures subsequent to the date of our report.



/s/ Arthur Andersen LLP
------------------------
Arthur Andersen LLP

Houston, Texas
January 28, 2000